Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-282557) of KinderCare Learning Companies, Inc. of our report dated March 21, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 21, 2025